UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2021

UWM HOLDINGS CORPORATION
(Exact name of registrant as specified in its Charter)
 _______________________

Delaware	001-39189	84-2124167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

585 South Boulevard E.
Pontiac,	Michigan	48341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 981-8898

(Former name or former address, if changed since last report): Not Applicable
 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UWMC	New York Stock Exchange
Warrants, each warrant exercisable for one share of Class A Common Stock	UWMCWS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
      ☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02    Results of Operations and Financial Condition.

On May 10, 2021, UWM Holdings Corporation, (the “Company”) issued a press release announcing its results for the first quarter ended March 31, 2021. Additionally, the Company announced that its Board of Directors had declared a quarterly dividend of $0.10 per share on the outstanding shares of Class A Common Stock. The dividend is payable on July 6, 2021 to stockholders of record at the close of business on June 10, 2021. The Board of Directors also authorized a share repurchase program of up to $300 million over the next 24 months, beginning on May 11, 2021. A copy of the Company’ press release is being furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated May 10, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)